Exhibit 99.1

PRESS RELEASE

NRG Energy, Inc. Raises 2024 Guidance and Announces Third Quarter 2024 Earnings Call

HOUSTON—September 25, 2024--NRG Energy, Inc. (NYSE: NRG) today increases its 2024 guidance as follows:

•	Adjusted EBITDA guidance increased to $3,525 million - $3,675 million from $3,300 - $3,550 million, representing a midpoint increase of $175 million

•	Free Cash Flow before Growth (FCFbG) guidance increased to $1,975 million - $2,125 million from $1,825 - $2,075 million, representing a midpoint increase of $100 million

The revised guidance reflects the Company’s robust financial and operational execution throughout the year.

“It’s an exciting time for our company,” said Larry Coben, NRG Chair, President and Chief Executive Officer. “We are pleased to raise our financial guidance for the year, reflecting the strength of our integrated platform and the best-in-class execution of our leading consumer strategy. We are confident in our ability to drive growth and capitalize on the emerging opportunities in our markets.”

2024 Adjusted EBITDA, Cash Provided by Operating Activities, and FCFbG Guidancea

	2024	2024
(In millions)	Original Guidance	Revised Guidance
Adjusted EBITDA	$3,300 - $3,550	$3,525 - $3,675
Cash Provided by Operating Activities	$1,825 - $2,075	$1,975 - $2,125
FCFbG	$1,825 - $2,075	$1,975 - $2,125

a. Adjusted EBITDA and FCFbG are non-GAAP financial measures; see Appendix Table A-1 for GAAP Reconciliation from Net Income to FCFbG. Adjusted EBITDA excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year. Cash Provided by Operating Activities does not include changes in collateral deposits in support of risk management activities which are primarily associated with fair value adjustments related to derivatives.

Third Quarter 2024 Finacial Results Conference Call

The Company plans to report its Third Quarter 2024 financial results on Friday, November 8, 2024. Management will present quarterly results and initiate 2025 financial guidance during a conference call and webcast at 9:00 a.m. EST (8:00 a.m. CST).

The Company will issue a press release regarding the Third Quarter 2024 financial results prior to the conference call, and it will be available on the NRG website at www.nrg.com.

The live webcast and presentation materials can be accessed at investors.nrg.com by clicking the “presentations and webcasts” link. A replay of the webcast will be available on the site for those unable to listen in real-time.

About NRG

NRG Energy, Inc. is a leading energy and home services company powered by people and our passion for a smarter, cleaner, and more connected future. A Fortune 500 company operating in the United States and Canada, NRG delivers innovative solutions that help people, organizations, and businesses achieve their goals while also advocating for competitive energy markets and customer choice. More information is available at www.nrg.com. Connect with NRG on Facebook, Instagram, LinkedIn and X.

Forward-Looking Statements

In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power, gas and smart home markets, the volatility of energy and fuel prices, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, changes in government or market regulations, the condition of capital markets generally and NRG’s ability to access capital markets, NRG’s ability to execute its market operations strategy, risks related to data privacy, cyberterrorism and inadequate cybersecurity, the loss of data, unanticipated outages at NRG’s generation facilities, NRG’s ability to achieve its net debt targets, adverse results in current and future litigation, complaints, product liability claims and/or adverse publicity, failure to identify, execute or successfully implement acquisitions or asset sales, risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process, the impact of changes in consumer spending patterns, consumer preferences, geopolitical tensions, demographic trends, supply chain disruptions, NRG’s ability to implement value enhancing improvements to plant operations and company-wide processes, NRG’s ability to achieve or maintain investment grade credit metrics, NRG’s ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, NRG’s ability to operate its business efficiently, NRG’s ability to retain retail customers, the ability to successfully integrate businesses of acquired companies, including Direct Energy and Vivint Smart Home, NRG’s ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and NRG’s ability to execute its capital allocation plan. Achieving investment grade credit metrics is not an indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The Adjusted EBITDA, cash provided by operating activities and Free Cash Flow before Growth guidance are estimates as of September 25, 2024. These estimates are based on assumptions NRG believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NRG’s most recent Annual Report on Form 10-K, and in subsequent SEC filings. NRG’s forward-looking statements speak only as of the date of this communication or as of the date they are made.

Contacts

Media	Investors
Chevalier Gray	Brendan Mulhern
832.763.3454	609.524.4767

Appendix Table A-1: 2024 Guidance Reconciliations

The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to Net Income, and the calculation of FCFbG providing a reconciliation to Cash provided by operating activities:

(In millions)	2024 Original Guidance	2024 Revised Guidance
Net Income[1]	$750 - 1,000	$925 - 1,075
Interest expense, net	640	640
Income tax	345	395
Depreciation and amortization	1,075	1,075
ARO expense	25	25
Amortization of customer acquisition costs[2]	215	215
Stock-based compensation[3]	100	100
Acquisition and divestiture integration and transaction costs	55	55
Other costs[4]	95	95
Adjusted EBITDA	3,300 - 3,550	3,525 - 3,675
Interest payments, net	(600)	(600)
Income tax	(160)	(160)
Net deferred revenue[5]	190	130
Amortization of customer fulfillment costs[6]	130	130
Capitalized contract costs[7]	(830)	(830)
Working capital / other assets and liabilities[8]	(205)	(220)
Cash provided by operating activities[9]	1,825 - 2,075	1,975 - 2,125
Acquisition and other costs[8]	124	124
Adjusted cash provided by operating activities	1,949 - 2,199	2,099 - 2,249
Maintenance capital expenditures, net[10]	(240) - (260)	(240) - (260)
Environmental capital expenditures	(20) - (30)	(20) - (30)
Cost of acquisition	145	145
Free Cash Flow before Growth Investments (FCFbG)	$1,825 - 2,075	$1,975 - 2,125

1 For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero

2 Amortization of customer acquisition costs is the income statement recognition of capitalized costs related to commissions and other costs related to securing new customers. NRG amortization of customer acquisition costs, excluding Vivint, is expected to be $135 million and Vivint is expected to be $80 million

3 NRG stock-based compensation, excluding Vivint, is expected to be $40 million and Vivint is expected to be $60 million

4 Includes adjustments for sale of assets, adjustments to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates, deactivation costs, other nonrecurring expenses, and does not include the adjustment for Loss on debt extinguishment which was $260 million as of August 31, 2024

5 The cash impact of Net deferred revenue is the net change in the balance sheet from capitalizing proceeds received from installation and equipment and then recognizing those proceeds as revenue on a straight-line basis over the expected period of benefit

6 Amortization of customer fulfillment costs, which are included in the calculation of Adjusted EBITDA, are the income statement recognition of capitalized contract costs related to the sale and installation of equipment necessary for a customer to receive the Vivint Smart Home service

7 Gross capitalized contract costs represent the costs directly related and incremental to the origination of new contracts, modification of existing contracts or to the fulfillment of the related subscriber contracts; these costs include installed products, commissions, other compensation, and cost of installation of new or upgraded customer contracts; these costs are amortized on a straight-line basis over the expected period of benefit

8 Working capital / other assets and liabilities include payments for Acquisition and divestiture integration and transaction costs, which is adjusted in Acquisition and other costs

9 Excludes fair value adjustments related to derivatives and changes in collateral deposits in support of risk management activities

10 Includes W.A. Parish Unit 8 expected insurance recoveries related to property, plant and equipment

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest expense (including loss on debt extinguishment), income taxes, depreciation and amortization, asset retirement obligation expenses, contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•	EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding the impact of stock-based compensation, amortization of customer acquisition costs (primarily amortized commissions), impairment losses, deactivation costs, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items, plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted Cash provided by operating activities is a non-GAAP measure NRG provides to show Cash provided/(used) by operating activities with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration, related restructuring costs, changes in the nuclear decommissioning trust liability, and the impact of extraordinary, unusual or non-recurring items. The Company provides the reader with this alternative view of Cash provided/(used) by operating activities because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing Cash Flows from Operating Activities and they are fully disclosed to investors. The company excludes changes in the nuclear decommissioning trust liability as these amounts are offset by changes in the decommissioning fund shown in Cash Flows from Investing Activities.

Free Cash Flow before Growth Investments is Adjusted Cash provided by operating activities less maintenance and environmental capital expenditures, net of funding and insurance recoveries related to property, plant and equipment, dividends from preferred instruments treated as debt by ratings agencies, and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on Free Cash Flow before Growth Investments as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth Investments is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth Investments is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth Investments is a performance measure and is not intended to represent Net Income/(Loss), Cash provided/(used) by operating activities (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.